                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

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     Check the appropriate box:

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                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             SUNDSTRAND CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             SUNDSTRAND CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

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

                                    [LOGO]

                             SUNDSTRAND CORPORATION
                               ROCKFORD, ILLINOIS

TO SUNDSTRAND STOCKHOLDERS:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Sundstrand Corporation to:

     -  elect four directors for three-year terms;

     -  conduct other business properly brought before the meeting.

     A copy of the Company's Annual Report on Form 10-K for the year 1997 and the Company's Summary Annual Report are enclosed.

     Your vote is important. Whether you plan to attend or not, please sign, date and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

                                          Very truly yours,

                                          /s/ Robert H. Jenkins

                                          Chairman of the Board, President and
                                          Chief Executive Officer

March 13, 1998

                             SUNDSTRAND CORPORATION
                              4949 HARRISON AVENUE
                                 P.O. BOX 7003
                         ROCKFORD, ILLINOIS 61125-7003

                               ------------------

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     DATE:           TUESDAY, APRIL 21, 1998

     TIME:           11:00 A.M. CENTRAL TIME

     LOCATION:       AUDITORIUM, NORTHERN ILLINOIS UNIVERSITY
                     ROCKFORD EDUCATION CENTER
                     8500 EAST STATE STREET
                     ROCKFORD, ILLINOIS

     The Annual Meeting of Stockholders of Sundstrand Corporation will be held for the following purposes:

              1. Elect four directors for three-year terms on the Board. The Board has nominated for re-election Ward Smith, J. P. Bolduc, Gerald
                   Grinstein and Robert H. Jenkins.

              2. Conduct other business properly brought before the meeting.

     Stockholders of record at the close of business on February 26, 1998, will be entitled to vote at the Annual Meeting. A list of these stockholders will be available from the Manager, Investor Relations at the offices of Sundstrand Corporation, 4949 Harrison Avenue, Rockford, Illinois 61125 on and after March 30, 1998.

                                            By order of the Board of Directors,

                                                   MARY ANN HYNES,
                                                      Secretary

March 13, 1998

                                    CONTENTS

Notice of Annual Meeting

                                                                PAGE
                                                                ----
Proxy Statement
       Proxy Solicitation...................................       1
       Voting Securities....................................       1
  M   Election of Directors.................................       1
       Nominees for Election to Board for Terms Expiring in
        2001................................................       2
       Directors Whose Terms Expire in 1999.................       2
       Directors Whose Terms Expire in 2000.................       3
       Board Meetings and Committees........................       4
       Director Compensation................................       4
       Compensation Committee Interlocks and Insider
        Participation.......................................       5
       Compensation Committee Report on Executive
        Compensation........................................       5
       Ownership of Sundstrand Common Stock.................       8
       Summary Compensation Table...........................       9
       Option Grants in Last Fiscal Year....................      11
       Aggregated Option Exercises in Last Fiscal Year and
        Fiscal Year-End Option Values.......................      11
       Retirement Plans.....................................      12
       Employment Agreements................................      13
       Transactions and Loans with Management...............      16
       Performance Graph and Table..........................      17
       Section 16 Compliance................................      17
       Other Business to be Transacted......................      17
       Independent Certified Public Accountants.............      18
       Stockholder Proposals for 1999 Annual Meeting........      18

               M   To be voted on at the meeting

                      ------------------------------------

                     EVERY STOCKHOLDER'S VOTE IS IMPORTANT.

            PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

                             SUNDSTRAND CORPORATION

                              4949 HARRISON AVENUE
                                 P.O. BOX 7003
                         ROCKFORD, ILLINOIS 61125-7003
                                 MARCH 13, 1998

                                ---------------

                                PROXY STATEMENT

                               PROXY SOLICITATION

     The Board of Directors of Sundstrand Corporation (the "Company") is soliciting your proxy to vote your shares on the matters presented at the Annual Meeting. If you give your proxy to the persons listed on the enclosed proxy card, you may revoke your proxy at any time prior to the time it is voted. The Company is paying the cost of soliciting these proxies. Georgeson & Company Inc. is being paid a fee of $6,500, plus out-of-pocket expenses, to assist with the solicitation. Officers or other employees of the Company also may participate in the solicitation, which may be by telephone, facsimile or in person.

                               VOTING SECURITIES

     On February 26, 1998, the record date for voting, there were 59,412,162 shares of outstanding common stock entitled to vote at the meeting. A quorum of stockholders, consisting of a majority of the outstanding shares present in person or by proxy, is necessary to hold a valid meeting. Abstentions and broker nonvotes will be treated as shares that are present and entitled to vote for purposes of determining a quorum and as a negative vote for purposes of determining the approval of any matter submitted to a vote. A broker nonvote occurs when a broker votes on some matters on the proxy card but not on others because it indicates it does not have discretionary authority. The election of each nominee will require the affirmative vote of a majority of the shares present at the meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes as nearly equal in number as possible. One class is elected at each Annual Meeting to serve for a three-year term. The Company's by-laws currently provide for nine directors. The classes of directors are currently unequal due to the reduction of the Board's size in 1997 following the retirement of several directors.

     At the 1998 Annual Meeting the terms of four directors are expiring. Each of these directors is a nominee and if re-elected at the Annual Meeting, will hold office for a three-year term expiring in 2001. The other five directors will continue in office for the remainder of their terms. The proxy holders intend to vote the proxies they receive for the nominees.

     If a nominee is unavailable for election, the proxy holders will vote for a substitute nominee designated by the Board or, alternatively, the Board may reduce the number of directors to be elected.

           NOMINEES FOR ELECTION TO BOARD FOR TERMS EXPIRING IN 2001

WARD SMITH, 67, has served as a director of the Company since 1983. From 1991 until his retirement in 1994 he was the Chairman of NACCO Industries, Inc., Mayfield Heights, Ohio, a coal mining company and a manufacturer of small home appliances and fork lift trucks. He is a director of Gulftech International Company, Pueblo, Colorado, a manufacturer of produce processing machinery; and a trustee of various mutual funds managed by Massachusetts Financial Services Company, Boston, Massachusetts, an investment adviser.

J. P. BOLDUC, 58, has served as a director of the Company since 1991. Mr. Bolduc is a director and since 1995 Chairman and Chief Executive Officer of JPB Enterprises, Inc., Columbia, Maryland, a holding company with interests in the food, beverage, real estate, retail and manufacturing industries. From 1993 to 1995 Mr. Bolduc was President and Chief Executive Officer of W. R. Grace & Co., Boca Raton, Florida. He is a director of Marshall & Ilsley Corporation, Milwaukee, Wisconsin, a multi-bank holding company; Unisys Corporation, Blue Bell, Pennsylvania, a computer manufacturer and information technology company; Newmont Mining Corporation, Denver, Colorado, a gold mining and producing company; Brothers Gourmet Coffees, Inc., Boca Raton, Florida, a specialty coffee company; and Proudfoot PLC, Richmond, England, an international management consultancy.

GERALD GRINSTEIN, 65, has served as a director of the Company since 1991. Mr. Grinstein is a director and since August 1997 the nonexecutive Chairman of the Board of Delta Air Lines, Inc., Atlanta, Georgia, a commercial airline. From September 1995 until his retirement at the end of that year he was Chairman of Burlington Northern Santa Fe Corporation, Fort Worth, Texas, a diversified company in railroads and other businesses. From October 1990 to September 1995, Mr. Grinstein was Chairman and Chief Executive Officer of Burlington Northern, Inc. He is a director of Browning-Ferris Industries, Inc., Houston, Texas, a waste disposal company; Imperial Holly Corporation, Sugar Land, Texas, a producer/marketer of refined sugar; and PACCAR Inc., Bellevue, Washington, a heavy-duty truck manufacturer.

ROBERT H. JENKINS, 55, has served as a director of the Company since 1995 and has been its Chairman of the Board, President and Chief Executive Officer since 1997. From 1995 to 1997 he was the President and Chief Executive Officer of Sundstrand. From 1990 to 1995 he was Executive Vice President of Illinois Tool Works Inc., Glenview, Illinois, a company involved in the manufacture of construction products, engineered polymers, automotive and specialty components, packaging products/systems, and finishing systems. He is a director of AK Steel Holding Corporation, Middletown, Ohio, a steel manufacturer; and Solutia, Inc., St. Louis, Missouri, a chemical company.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

KLAUS H. MURMANN, 66, has served as a director of the Company since 1981. Mr. Murmann is a director and since 1989 Chairman and Chief Executive Officer of Sauer Inc., Ames, Iowa, a holding company for businesses engaged in the manufacture of hydrostatic transmissions for use in off-highway mobile equipment. He is a member of the supervisory boards of Fried. Krupp AG HoeschKrupp, Essen, a German industrial company; Gildemeister AG, Bielefeld, a German manufacturer of machine tools; and Preussen Elektra AG, Hannover, a German utility concern. He is Chairman of the Board of Gothaer Insurance Group, Gottingen/Cologne, a German insurance company; a member of the board of BankgesellschaftBerlin AG, Berlin, a German bank; and a director of GKN PLC, United Kingdom, a manufacturing company.

BERGER G. WALLIN, 67, has served as a director of the Company since 1995. From January 1996 until his retirement later that year he was the Executive Vice President for Special Projects of Sundstrand Corporation. From 1990 to 1995 he was Executive Vice President and Chief Operating Officer, Industrial of Sundstrand.

RICHARD A. ABDOO, 54, has served as a director of the Company since 1996. Mr. Abdoo is a director and since 1991 the Chairman, President and Chief Executive Officer of Wisconsin Energy Corporation, Milwaukee, Wisconsin, a public utility holding company, and since 1990 the Chief Executive Officer of Wisconsin Electric Power Company, Wisconsin Energy Corporation's principal subsidiary. From 1990 to 1995 he was Chairman and Chief Executive Officer of Wisconsin Natural Gas Company, a former subsidiary of Wisconsin Energy Corporation. He is a director of United Wisconsin Services, Inc., Milwaukee, Wisconsin, a managed care company; and Marshall & Ilsley Corporation, Milwaukee, Wisconsin, a multibank holding company.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

CHARLES MARSHALL, 68, has served as a director of the Company since 1989. Since June 1989 he has been the retired Vice Chairman of American Telephone and Telegraph Company, New York, New York, a company involved in information movement, management systems and communications. He is a director of Hartmarx Corporation, Chicago, Illinois, a company involved in the manufacture of clothing; Ceridian Corporation, Minneapolis, Minnesota, a diversified company in financial and educational services; GATX Corporation, Chicago, Illinois, a company involved in the operation of rail cars and Great Lakes vessels, bulk liquid terminals and financing for capital equipment and real estate; and Sonat, Inc., Birmingham, Alabama, a holding company for energy and energy services.

ILENE S. GORDON, 44, has served as a director of the Company since 1997. Since 1997 Ms. Gordon has served as the Vice President and General Manager of the Folding Carton Business of Tenneco Packaging, a unit of Tenneco, Inc., Greenwich, Connecticut, a global manufacturing company with interests in packaging and automotive parts. From 1994 to 1997 she was Corporate Vice President, Operations of Tenneco, and from 1992 to 1994 she was Senior Vice President, Total Quality Management and Corporate Development of Tenneco Packaging.

                         BOARD MEETINGS AND COMMITTEES

     During 1997 the Board met seven times, including two telephonic meetings. In addition, on one occasion the Board took action by a unanimous written consent. Klaus H. Murmann is the only director who attended fewer than 75% of the Board meetings and meetings of committees of which he was a member.

     The Board has four standing committees: the Audit, Compensation, Nominating and Finance Committees.

     The members of the Audit Committee are Ward Smith (Chairman), Charles Marshall, Richard A. Abdoo, Klaus H. Murmann and Ilene S. Gordon. The Audit Committee reviews the Company's audited financial statements, the report of the independent accountants, management's accompanying letter, the adequacy of the Company's internal accounting controls, and the internal audit activity. The Committee also recommends to the Board the appointment of the independent accountants and reviews the scope of the audit services they perform. The Committee met three times during 1997.

     The members of the Compensation Committee are Gerald Grinstein (Chairman), Klaus H. Murmann, Ward Smith and J. P. Bolduc. The Compensation Committee administers certain stock plans maintained by the Company and fixes the salary and other forms of compensation paid to the officers and grants of both stock options and restricted shares of the Company's stock. The Committee met twice during 1997.

     The members of the Finance Committee are Robert H. Jenkins (Chairman), Berger G. Wallin, Richard A. Abdoo and Ilene S. Gordon. The Finance Committee reviews the Company's financial condition, proposed financing activities and its risk management program. The Committee also recommends to the Board changes in the Company's capital structure, approves the Company's investment and hedging policies and has certain responsibilities for the Company's retirement plans. The Committee met twice during 1997.

     The members of the Nominating Committee are Charles Marshall (Chairman), J.
P. Bolduc, Berger G. Wallin and Gerald Grinstein. The Nominating Committee recommends to the Board the directors to serve on each of the Board committees, changes in the size and composition of the Board and nominees to fill vacancies. Generally, nonemployee directors are selected on the basis of recognized achievements in business, education or other professional fields. The Committee met twice in 1997.

     Stockholder nominations for director will be considered by the Nominating Committee for nomination if they are made in writing and received by the Company's Secretary at least 90 days before the anniversary date of the prior year annual meeting. The nomination procedures are discussed in greater detail in the Company's by-laws. A copy of the procedures may be requested in writing from the Company's Secretary.

                             DIRECTOR COMPENSATION

     Generally, only those directors who are not salaried employees of the Company receive compensation for serving on the Board. Robert H. Jenkins is currently the only Board member who is also a salaried employee. Director compensation includes:

Annual Retainer                 - $26,000 paid in common stock of the Company
Attendance Fees                 - $1,200 for each Board meeting
                                - $1,000 for each Board Committee meeting
                                - Expenses related to attendance
Stock Options                   - 2,000 annually

     In addition, at Company expense directors are entitled to a physical examination for themselves and their spouses, the use of Company planes on an emergency basis, and participation in the Company's matching gifts program, which annually matches up to $2,000 of charitable gifts on a $2 for $1 of gift basis.

     Under the Director Emeritus Retirement Plan directors, upon retirement from the Board, are entitled to an annual retirement benefit equal to the retainer fee being paid to directors at the time of retirement, to be paid for a period of time equal to the time they served on the Board. Commencing with the Annual Meeting, there will be no additional retirement benefits accrued under this plan. However, in place of this benefit directors annually will receive an award of restricted stock of the Company, the number of shares currently being equal to $16,500 based on the market price of the stock on the date of the award. These shares will be released upon the retirement of a director, subject to the Company's annualized return on equity commencing with the year of the award equaling at least 12%.

     Effective as of the Annual Meeting, each director will be able to have the annual retainer paid in cash or common stock of the Company or have the payment deferred in an interest bearing account under the Company's Deferred Compensation Plan.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Gerald Grinstein (Chairman), Klaus H. Murmann, Ward Smith and J. P. Bolduc. Klaus H. Murmann is the Chairman and Chief Executive Officer and a director of Sauer Inc., Ames, Iowa. Richard M. Schilling, the Company's Vice President and General Counsel and Secretary until December 31, 1997, during 1997 and currently serves as a director of Sauer, Inc.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has the overall responsibility to review and fix the salary and other forms of compensation of the Company's executive officers, including the amount of restricted stock and options which will be granted to them under the Company's stock programs. The Committee consists of four nonemployee directors.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's executive compensation program is designed to:

     - maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, with more compensation at risk at the higher executive levels;

     - provide executives with a compensation package that is competitive, based on a comparison with a selected peer group of companies, and which reflects the individual executive's experience, responsibility and performance;

     -  tie a portion of an executive's compensation to business results;

     - link the financial interests of executives to those of the Company's stockholders through stock ownership; and

     - attract, retain and motivate high-caliber executives on a long-term basis.

     The peer group of companies consist of 22 corporations, of which three are in the Standard & Poor's Diversified Manufacturing Index and two are in the Standard & Poor's Aerospace/Defense Index. These indices are incorporated into the performance graph and table on page 17 of this proxy statement.

     The Company's executive compensation program is currently composed of the following: (1) an annual base salary; (2) an annual cash bonus; (3) the annual grant of restricted stock and stock options; (4) a general benefit package consisting of retirement benefits and life, medical and disability insurance; and (5) personal benefits which include among other things physical examinations, financial counseling, tax preparation and the use of Company planes.

     The Committee has an established objective that, when compared with the compensation paid by the peer group of companies, the base salary paid to Company executive officers shall be at the 60th percentile, with total cash compensation (salary plus bonus) to be at the 75th percentile, with long-term incentive compensation (restricted stock and stock option grants) to be at the 50th percentile, and with net total compensation to be at the 60th percentile.

ANNUAL COMPONENT

     BASE SALARY

     The Committee annually reviews the salary of each of the Company's executive officers. In November 1997 the Company's Chief Executive Officer ("CEO") reviewed with the Committee each of the officers' performance, other than himself, and recommended certain salary changes. Based on this review and other criteria determined by the Committee, it increased the salary of five of the eight executive officers, including that of the CEO.

     INCENTIVE COMPENSATION PLANS

     The Company's Officer and Management Incentive Compensation Plans (the "Bonus Plans") provide executive officers with the opportunity to receive an annual cash bonus based upon the achievement by the Company of financial performance goals set by the Committee. The Committee determines the performance elements, their relative weight, and the bonus value assigned for various levels of element achievement. For each element the Committee sets a threshold, target and maximum achievement level. If the threshold level for any element is not achieved, no bonus can be earned with respect to that element. At target, the bonus amount is 100% and at the maximum the bonus amount is 160% of the target amount. The target bonus amount under the Bonus Plans for each officer is a percentage of such officer's base salary and varies from 30% to 100% based on his position. For 1997 Mr. Jenkins had the highest target potential at 100% of base salary. Notwithstanding the above, if in any year the Company fails to achieve at least a 12% return on average total equity, no bonuses will be awarded under the Officer Incentive Compensation Plan in which the five highest paid executive officers participate.

     The Committee selected earnings per share, cash flow from operations after capital expenditures and return on average total equity as the performance elements upon which the 1997 bonus compensation would be based, with one-half of the bonus for Mr. Thomas and Mr. McKenna to be tied to similar performance elements for the Industrial or Aerospace Segment of the Company as applicable. The elements were essentially equally weighted, and specific threshold, target and maximum achievement levels were set.

     After the performance of the Company for 1997 was determined (and after adjustment for unusual and nonrecurring accounting issues), bonuses were calculated based upon the performance level achieved compared to the preestablished achievement levels. Although the Committee may adjust the bonus amounts as calculated, it did not elect to make any adjustments for 1997.

LONG-TERM COMPONENT

     STOCK OPTIONS AND RESTRICTED STOCK

     The Company maintains stock plans under which the Committee may grant stock options and restricted stock to executive officers of the Company. The number of options and restricted shares granted to an officer each year will vary based upon the position the officer holds and the performance evaluation.

     Stock options granted to an executive officer under the Company's Stock Incentive Plan presently are granted at an exercise price equal to the fair market value of a share of the Company's common stock on the date of grant, become exercisable in increments of 25% on each of the second through fifth anniversary dates of the grant, and generally remain exercisable until the tenth anniversary date of the grant. Grants of restricted stock are without cost to the executive officer and vest in increments of 20% per year in each of the fifth through ninth anniversary dates of the grant.

     In November 1997, the Committee awarded both stock options and restricted stock to the Company's executive officers. The size of the restricted stock awards generally was consistent with the Committee's objectives for long-term incentive compensation and took into account the Company's anticipated record sales and earnings for the year.

BENEFIT COMPONENT

     The Committee annually reviews with the CEO the general and personal benefits available to the executive officers and makes recommendations as to the appropriateness of this compensation. The Committee determined that the level of general and personal benefits is consistent with the Committee's objectives and accordingly for 1997 did not recommend any changes.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     During the compensation review in November 1997, the Committee decided to increase Mr. Jenkins' salary from $650,000 to $700,000 since it was determined to be below the Committee's objective that his salary should be at the 60th percentile for the peer group of companies and to reflect his role in leading the Company to the achievement of record sales and earnings.

     The cash bonus earned by Mr. Jenkins during 1997 was $1,034,150. This amount was determined based upon the Company's financial performance as compared to the preestablished achievement levels for 1997 as discussed under the heading "Incentive Compensation Plans." Since the Company's performance in 1997, when compared to the selected preestablished achievement levels was well above target, Mr. Jenkins' bonus approached the maximum. Mr. Jenkins' opportunity level for 1997 was 100% of base salary at the target level and 160% of base salary at the maximum. These opportunity levels have not been changed for 1998.

     The Committee, as part of its compensation review in November 1997, granted to Mr. Jenkins 15,000 shares of restricted stock and 50,000 options which options have a purchase price of $51.3125 per share representing the fair market value at the date of grant. In making these grants, the Committee considered the Company's favorable performance and Mr. Jenkins' role in leading in the Company to the achievement of record results. In addition, the Committee determined that these grants were consistent with its objectives for the level of long-term incentives granted to the Company's CEO as compared to the chief executive officers of the selected peer group of companies.

                                          COMPENSATION COMMITTEE

                                          Gerald Grinstein, Chairman
                                          Klaus H. Murmann
                                          Ward Smith
                                          J. P. Bolduc

                      OWNERSHIP OF SUNDSTRAND COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of the Company's common stock by (i) each person or group that is known to be the beneficial owner of more than 5% of the Company's common stock,
(ii) each of the directors and the nominees, (iii) each of the executive officers named in the Summary Compensation Table on page 9 of this proxy statement, and (iv) by the nominees, directors and officers as a group.

                                                                    SHARES OF          PERCENT OF
                                                                   COMMON STOCK       COMMON STOCK
                            NAME                                BENEFICIALLY OWNED    OUTSTANDING
                            ----                                ------------------    ------------
FMR Corp., Fidelity Management & Research Company and
  Fidelity Management Trust Company.........................         3,048,635(1)         5.1%

Ward Smith..................................................           10,722*(2)        **
J. P. Bolduc................................................            4,592*(2)        **
Gerald Grinstein............................................            6,611*(2)        **
Robert H. Jenkins...........................................          114,956*(2)        **
Klaus H. Murmann............................................           11,664*(2)        **
Berger G. Wallin............................................          126,925*(2)        **
Richard A. Abdoo............................................            1,321*(2)        **
Charles Marshall............................................           12,660*(2)        **
Ilene S. Gordon.............................................              209*(2)        **
Patrick L. Thomas...........................................           58,108*(2)        **
Ronald F. McKenna...........................................           59,894*(2)        **
Paul Donovan................................................           47,307*(2)        **
Richard M. Schilling........................................          159,540*(2)        **
Don R. O'Hare...............................................          387,978*(2)        **

The Nominees, Directors and Officers as a Group
  (18 persons, including those named above).................        1,002,487*(2)         1.7%

*  Shares owned as of February 13, 1998.
** Less than 1%.

(1) Based on Schedule 13-G dated January 10, 1998, shares held of record by Fidelity Research & Management Company, an investment adviser registered under the Investment Advisors Act of 1940, and Fidelity Management Trust Company, a Massachusetts chartered bank, both located at 82 Devonshire Street, Boston, Massachusetts 02109. FMR Corp. is the parent holding company of both entities.

(2) The number of shares of Common Stock beneficially owned includes stock options awarded under the Company's Stock Incentive Plan, Management Stock Performance Plan or under the Company's Nonemployee Director Stock Option Plan that such persons have a right to exercise within 60 days as follows:
     Mr. Jenkins -- 22,500; Mr. Thomas -- 11,750; Mr. McKenna -- 13,000; Mr.
     Schilling -- 38,250; Mr. O'Hare -- 210,500; Mr. Wallin -- 20,000; Mr.
     Smith -- 1,500; Mr. Bolduc -- 1,500; Mr. Grinstein -- 1,500; Mr.
     Murmann -- 1,500; and the nominees, directors and officers as a group -- 331,950.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation of the Company's Chairman of the Board, President and Chief Executive Officer, the Company's four other most highly compensated executive officers, and the Company's former Chairman of the Board, who retired on April 15, 1997.

==================================================================================================================
                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                      ----------------------------
                                                  ANNUAL COMPENSATION                            AWARDS
                                  --------------------------------------------------- ----------------------------
                                                                          OTHER          RESTRICTED
                                                                          ANNUAL           STOCK
   NAME AND PRINCIPAL                SALARY            BONUS           COMPENSATION        AWARDS        OPTIONS
        POSITION           YEAR       ($)               ($)                ($)           ($)(2)(3)         (#)
------------------------------------------------------------------------------------------------------------------
  Robert H. Jenkins       1997      $650,000        $1,034,150             $--           $  769,688      50,000
   Chairman of the        1996       650,000           452,075              --              467,250      40,000
   Board, President       1995       150,000           658,794(1)           --            2,078,876      90,000
   and Chief
   Executive Officer
------------------------------------------------------------------------------------------------------------------
  Patrick L. Thomas       1997      $375,000        $  358,838             $--           $  307,875      30,000
   Executive Vice         1996       350,000           194,740              --              233,625      25,000
   President and          1995       300,000           160,680              --              383,813          --
   Chief Operating
   Officer, Industrial
------------------------------------------------------------------------------------------------------------------
  Ronald F. McKenna       1997      $360,000        $  401,940             $--           $  307,875      30,000
   Executive Vice         1996       263,087           166,920              --              233,625      25,000
   President and
   Chief Operating
   Officer, Aerospace
------------------------------------------------------------------------------------------------------------------
  Paul Donovan            1997      $360,000        $  343,656             $--           $  256,563      30,000
   Executive Vice         1996       330,000           183,612              --              155,750      20,000
   President and          1995       330,000           176,748              --              191,906          --
   Chief Financial
     Officer
------------------------------------------------------------------------------------------------------------------
  Richard M. Schilling*   1997      $235,000        $  149,554             $--           $       --          --
   Vice President and     1996       235,000           128,498              --               58,406       8,000
   General Counsel        1995       225,000           117,832              --              127,938          --
   and Secretary
------------------------------------------------------------------------------------------------------------------
  Don R. O'Hare           1997      $205,000        $  301,627             $--           $       --          --
   Chairman of the        1996       650,000           452,075              --                   --      30,000
   Board Through          1995       650,000           435,175              --                   --      30,000
   April 15, 1997
==================================================================================================================


                                ALL OTHER
   NAME AND PRINCIPAL         COMPENSATION
        POSITION                   ($)

  Robert H. Jenkins         $ 26,709(4)(5)(6)
   Chairman of the            83,062(4)(5)(7)
   Board, President                  8,861(7)
   and Chief
   Executive Officer
------------------------------------------------
  Patrick L. Thomas         $ 18,762(4)(5)(6)
   Executive Vice                 8,194(4)(5)
   President and                 51,033(4)(7)
   Chief Operating
   Officer, Industrial
------------------------------------------------
  Ronald F. McKenna         $ 14,399(4)(5)(6)
   Executive Vice                 6,541(4)(5)
   President and
   Chief Operating
   Officer, Aerospace
------------------------------------------------
  Paul Donovan              $ 19,032(4)(5)(6)
   Executive Vice                 8,003(4)(5)
   President and                     5,158(4)
   Chief Financial
     Officer
------------------------------------------------
  Richard M. Schilling*        $  8,283(5)(8)
   Vice President and             5,289(5)(8)
   General Counsel                   3,300(8)
   and Secretary
------------------------------------------------
  Don R. O'Hare                $281,487(5)(8)
   Chairman of the               15,176(5)(8)
   Board Through                     9,750(8)
   April 15, 1997
================================================


* Mr. Schilling retired from his position with the Company on December 31, 1997.

(1) The amount represents a $550,000 signing bonus and a $108,794 bonus earned under the Company's Officer Incentive Compensation Plan.

(2) The amounts represent the fair market value of the shares of restricted stock awarded to the named executive officer for the year indicated less the purchase price paid by the executive officer. Dividends on restricted stock are paid at the same time and in the same amounts as dividends paid on Common Stock, but such amounts are not included in this column.

(3) On December 31, 1997, Mr. Jenkins held 91,000 shares of restricted stock which had an aggregate market value of $4,465,750; Mr. Thomas held 34,000 shares of restricted stock which had an aggregate market value of $1,669,000; Mr. McKenna held 30,400 shares of restricted stock which had an aggregate market value of $1,491,600; Mr. Donovan held 46,800 shares of restricted stock which had an aggregate market value of $2,295,450; and Mr. Schilling held 22,900 shares of restricted stock which had an aggregate market value of $1,123,475. The restrictions on Mr. Schilling's shares lapsed on December 31, 1997, as a result of his retirement.

(4) The amounts include for each year the portion of the projected cash surrender value available to the executive officer at the maturity of his split-dollar life insurance policy under the Executive Life Insurance Program, as follows:

                                                1997 ALLOCATION      1996 ALLOCATION      1995 ALLOCATION
                                               OF PROJECTED CASH    OF PROJECTED CASH    OF PROJECTED CASH
               EXECUTIVE OFFICER                SURRENDER VALUE      SURRENDER VALUE      SURRENDER VALUE
               -----------------               -----------------    -----------------    -----------------
    Robert H. Jenkins......................         $12,703              $10,131                  --
    Patrick L. Thomas......................           5,517                5,641              $4,651
    Ronald F. McKenna......................           5,532                5,226                  --
    Paul Donovan...........................           5,532                5,469               5,158
    Richard M. Schilling...................              --                   --                  --
    Don R. O'Hare..........................              --                   --                  --

(5) The amounts include contributions by the Company on behalf of the executive officer under the Company's Employee Savings Plan and the Supplemental Savings Plan (as further described in this proxy statement on page 13), as follows:

                                                                        1997             1996
                                                                    SAVINGS PLAN     SAVINGS PLAN
                         EXECUTIVE OFFICER                          CONTRIBUTION     CONTRIBUTION
                         -----------------                          -------------    -------------
    Robert H. Jenkins...........................................       $11,021          $3,794
    Patrickw L. Thomas..........................................         5,697           2,553
    Ronald F. McKenna...........................................         4,750           1,315
    Paul Donovan................................................         5,436           2,534
    Richard M. Schilling........................................         3,489           1,764
    Don R. O'Hare...............................................         6,571           5,426

(6) The amounts include the difference between market interest rates determined pursuant to rules of the Securities and Exchange Commission ("SEC") and the interest credited by the Company on salary and bonus deferred by the executive officers under the Company's Deferred Compensation Plan. The difference between the market interest rates and the earned rates for each executive officer was as follows:

                                                                      1997 DIFFERENCE
                                                                  BETWEEN MARKET INTEREST
                         EXECUTIVE OFFICER                        RATES AND EARNED RATES
                         -----------------                        -----------------------
    Robert H. Jenkins...........................................          $2,985
    Patrick L. Thomas...........................................           7,548
    Ronald F. McKenna...........................................           4,117
    Paul Donovan................................................           8,064
    Richard M. Schilling........................................              --
    Don R. O'Hare...............................................              --

(7) The amounts set forth include costs incurred by the Company in connection with Mr. Jenkins' and Mr. Thomas' relocations. With respect to Mr. Jenkins the costs were $69,137 in 1996 and $8,861 in 1995. With respect to Mr. Thomas the costs were $46,382 in 1995.

(8) The amounts include the dollar value of term life insurance premiums paid by the Company for the group term life insurance component of the Executive Life Insurance Program, and an imputed value based upon the equivalent of term life insurance premiums for the survivor income benefit component of the Executive Life Insurance Program, which were $6,188 for 1997 and $9,750 for 1996 and 1995 for Mr. O'Hare and $4,794 for 1997, $3,525 for 1996, and
    $3,300 for 1995 for Mr. Schilling. The 1997 amount for Mr. O'Hare also includes $249,228 earned pursuant to a consulting agreement which began April 15, 1997, and $19,500 in Director Emeritus Retirement payments.

                       OPTION GRANTS IN LAST FISCAL YEAR

     Set forth below are the 1997 grants of nonqualified stock options under the Stock Incentive Plan to named executive officers. The hypothetical present values on date of grant shown for stock options granted in 1997 are presented pursuant to the rules of the SEC and calculated under the Black-Scholes model for pricing options. The actual value before tax will be the excess of the market price of the common stock at the time of exercise over the grant price. There is no assurance that the present value shown in the table will be realized.

INDIVIDUAL GRANTS

==================================================================================================================================
                          NUMBER OF         % OF TOTAL OPTIONS        EXERCISE OR
                           OPTIONS         GRANTED TO EMPLOYEES       BASE PRICE        EXPIRATION           GRANT DATE
         NAME           GRANTED TO(1)         IN FISCAL YEAR           ($/SHARE)           DATE           PRESENT VALUE(2)
----------------------------------------------------------------------------------------------------------------------------------
  Robert H. Jenkins         50,000                 6.78%               $51.3125          11/18/07             $744,390
----------------------------------------------------------------------------------------------------------------------------------
  Patrick L. Thomas         30,000                 4.07%                51.3125          11/18/07              446,634
----------------------------------------------------------------------------------------------------------------------------------
  Ronald F. McKenna         30,000                 4.07%                51.3125          11/18/07              446,634
----------------------------------------------------------------------------------------------------------------------------------
  Paul Donovan              30,000                 4.07%                51.3125          11/18/07              446,634
----------------------------------------------------------------------------------------------------------------------------------
  Richard M. Schilling          --                   --                      --                --                   --
----------------------------------------------------------------------------------------------------------------------------------
  Don R. O'Hare                 --                   --                      --                --                   --
==================================================================================================================================

(1) Options become exercisable at a rate of 25% of each grant on the second through fifth anniversary dates of the date of grant, provided that in the event of a Change in Control as defined on pages 15 and 16 of this proxy statement, such options shall become immediately exercisable.

(2) These values are based upon the Black-Scholes option pricing model, which is a mathematical formula used to value options traded on stock exchanges. Factors used to value the options granted to each named executive officer on November 18, 1997, included a capital expected volatility rate of 20.8 percent, a risk-free rate of return based upon a ten year zero-coupon Treasury bond at 5.86 percent, a dividend yield of 1.3 percent, a projected time of exercise of seven years and a forfeiture rate of three percent.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information on the exercise of stock options by named executive officers in 1997 as well as the number of options which were exercisable and the number of options which were not exercisable in 1997 and the value of such options based upon the difference between the exercise price and the market price of the underlying shares as of December 31, 1997. The actual value before tax will be the excess of the market price of Sundstrand Common Stock over the exercise price at the time of execution. There is no assurance that the values shown in the table will be realized.

=================================================================================================================================
                                                                                                   VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED             IN-THE-MONEY
                                  SHARES              VALUE            OPTIONS AT FY-END             OPTIONS AT FY-END
          NAME             ACQUIRED ON EXERCISE      REALIZED      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------------
  Robert H. Jenkins                   --                   --            22,500/157,500            $  382,851/$1,561,053
---------------------------------------------------------------------------------------------------------------------------------
  Patrick L. Thomas                   --                   --            11,750/ 60,000               336,453/   392,188
---------------------------------------------------------------------------------------------------------------------------------
  Ronald F. McKenna                   --                   --            13,000/ 58,000               380,000/   338,438
---------------------------------------------------------------------------------------------------------------------------------
  Paul Donovan                    10,312             $237,332            10,314/ 60,000               293,463/   475,000
---------------------------------------------------------------------------------------------------------------------------------
  Richard M. Schilling                --                   --            38,250/      0              945,234/          0
---------------------------------------------------------------------------------------------------------------------------------
  Don R. O'Hare                    1,500               56,859           210,500/      0            4,200,542/          0
=================================================================================================================================

                                RETIREMENT PLANS

     Generally, the retirement benefit to which an executive officer will be entitled upon retirement is provided under the tax-qualified Sundstrand Corporation Retirement Plan-Aerospace (the "Retirement Plan") and the non-tax-qualified supplemental retirement plan (the "Supplemental Retirement Plan"). The eligibility for both plans is the same. The Supplemental Retirement Plan provides a lump sum option for the total accrued benefit, while the Retirement Plan provides a lump sum option for the portion of the benefit accrued through December 31, 1991.

     The following table sets forth estimated annual retirement benefits for representative years of service and three-year average annual earnings amounts.

==============================================================================================================================
     HIGHEST CONSECUTIVE
     THREE-YEAR AVERAGE                                   ESTIMATED ANNUAL RETIREMENT BENEFIT
       ANNUAL EARNINGS                                    FOR REPRESENTATIVE YEARS OF SERVICE
------------------------------------------------------------------------------------------------------------------------------
                                                                                                             30 OR
                                  10 YEARS          15 YEARS          20 YEARS           25 YEARS          MORE YEARS
------------------------------------------------------------------------------------------------------------------------------
         $  300,000               $ 66,667          $100,000          $133,333         $  166,667         $  200,000
------------------------------------------------------------------------------------------------------------------------------
            600,000                133,333           200,000           266,667            333,333            400,000
------------------------------------------------------------------------------------------------------------------------------
            900,000                200,000           300,000           400,000            500,000            600,000
------------------------------------------------------------------------------------------------------------------------------
          1,200,000                266,667           400,000           533,333            666,667            800,000
------------------------------------------------------------------------------------------------------------------------------
          1,500,000                333,333           500,000           666,667            833,333          1,000,000
------------------------------------------------------------------------------------------------------------------------------
          1,800,000                400,000           600,000           800,000          1,000,000          1,200,000
------------------------------------------------------------------------------------------------------------------------------
          2,100,000                466,667           700,000           933,333          1,166,667          1,400,000
==============================================================================================================================

     The combined amounts shown in the Salary and Bonus columns of the Summary Compensation Table on page 9 of this proxy statement are expected to approximate the three-year average annual earnings of an executive officer which would be used to determine his total retirement benefit under the Retirement Plan and the Supplemental Retirement Plan.

     Messrs. Jenkins, Thomas, McKenna and Donovan, upon attainment of age 65, the normal retirement age under the plans, will have 12.5, 40.7, 35.9 and 24.0 actual years of service with the Company, respectively. Mr. Schilling, upon his retirement, had 29.8 years of service with the Company. Mr. O'Hare has previously been paid his retirement benefit under the Retirement Plan and the Supplemental Retirement Plan.

     Although the Retirement Plan benefit formula includes a reduction for 50% of a participant's monthly primary Social Security benefit earned at retirement, the amounts shown in the table do not reflect this reduction. The benefit amounts shown in the table are calculated based upon the straight life annuity form of payment under the plans.

     In addition to the foregoing, the Company in 1997 matched, at the rate of $0.50 for each $1.00 of contribution, contributions made by an executive officer to the Company's Employee Savings Plan with a current maximum match of 1% of the executive officer's eligible compensation. These amounts are reflected in the Summary Compensation Table on page 9 of this proxy statement. Under the Company's nonqualified Supplemental Savings Plan, benefits are provided which are not available under the Employee Savings Plan because of Internal Revenue Code limitations on the amount of annual compensation that may be considered for determining contributions to the Employee Savings Plan. The Supplemental Savings Plan was terminated effective as of December 31, 1997. The benefits under this plan will be available under the Company's Deferred Compensation Plan in the future.

     At the time of his employment, Mr. Jenkins entered into an unfunded retirement agreement with the Company which provides that he will receive a nonqualified benefit which, when combined with his benefits under the Retirement Plan and the Supplemental Retirement Plan, will equal the benefit that would be payable from these plans if it is assumed at such time that he had twice his actual years of service with the Company. The agreement also provides that Mr. Jenkins shall be entitled to receive a nonqualified benefit without regard to any service requirement for eligibility. The estimated annual pension benefit payable under the agreement to Mr. Jenkins at his normal retirement age, which benefit is in addition to the benefit payable under the Retirement Plan and Supplemental Retirement Plan, is $464,543.

     Mr. Jenkins, and Mr. O'Hare until his retirement from the Board, accrued a benefit under the Director Emeritus Retirement Plan, as described on pages 4 and 5 of this proxy statement.

                             EMPLOYMENT AGREEMENTS

     The Company maintains an employment agreement with Mr. Jenkins (the "Jenkins Agreement") that is designed to assure the Company of the benefit of his services in an executive capacity. The agreement covers a three-year period (the "Employment Period"), and, unless written notice is given to the contrary, on each September 30 the Employment Period is automatically extended for an additional year. Under the agreement, Mr. Jenkins covenants during the Employment Period not to compete with the Company or to disclose confidential information concerning the Company.

     The Jenkins Agreement provides that throughout the Employment Period, the Company shall neither demote Mr. Jenkins nor assign to him any duties or responsibilities that are inconsistent with his position, duties and responsibilities as the Company's Chief Executive Officer. The agreement also provides that the Company may not assign duties to Mr. Jenkins which would require him to move the location of his principal business office or principal place of residence outside of the Rockford, Illinois area. Under the agreement, Mr. Jenkins shall receive during the Employment Period a salary of not less than $700,000 per year, paid vacations and holidays, and fringe benefits and perquisites. He also shall be eligible to participate in the Company's employee benefit plans, practices and programs, and shall be eligible to participate in such executive benefit or incentive plans as are in effect, including the Company's Bonus Plan, the Stock Incentive

Plan, the 1989 Restricted Stock Plan, the Deferred Compensation Plan and the Supplemental Retirement Plan.

     In the event the Company fails to meets its obligation under the agreement, Mr. Jenkins will be entitled to receive for the remainder of the Employment Period the salary and benefits he would have otherwise received if his employment had continued for such period. These benefits would not be payable, however, in the event his employment is terminated by reason of (a) conviction of a felony, (b) death, or (c) breach during the Employment Period of either his covenant not to compete or his covenant not to disclose confidential information and failure to cure such breach (the "Enumerated Reasons"). The Jenkins Agreement also provides for the reimbursement of legal expenses incurred in connection with certain claims or legal proceedings brought under or involving the agreement.

     The Jenkins Agreement requires the Company to make an additional "gross-up payment" to Mr. Jenkins to offset fully the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payment made to him in connection with his employment with the Company (the "Gross-up Payment"). The amount of the Gross-up Payment, if any, may be substantial and will depend upon numerous factors, including the price per share of the common stock of the Company and the extent, if any, that payments or benefits made to Mr. Jenkins constitute "excess parachute payments" within the meaning of Section 280G of the Code.

     The Jenkins Agreement provides that upon a Change in Control (as described on pages 15 and 16 of this proxy statement) during the Employment Period the following will occur: (a) all restrictions on any stock purchased by or otherwise granted to Mr. Jenkins pursuant to the Company's 1989 Restricted Stock Plan, the Company's Stock Incentive Plan and any other restricted stock plan sponsored by the Company shall lapse and all such stock shall immediately vest and be delivered to Mr. Jenkins, and all outstanding stock options held by him shall become fully vested and immediately exercisable; and (b) commencing at the time of Mr. Jenkins' termination of employment or if later his attainment of age 65, he shall be provided with the same health care coverage as provided to other eligible retirees at that time and with a life insurance benefit of one time his annual base salary at the higher of the annual rate in effect at the time of his termination of employment or immediately prior to the Change in Control; and (c) Mr. Jenkins will become fully vested in a retirement benefit determined pursuant to the provisions of the Retirement Plan, with such benefit calculated as though he had 20 years of participation under the Retirement Plan. The agreement also provides that upon his termination of employment following a Change in Control in addition to all other amounts payable under the agreement, he will within five days of such termination be paid in a single lump sum all amounts accrued but unpaid under the agreement, including salary, vacation pay, bonuses and other incentive compensation plus, if his employment is terminated for any reason other than the Enumerated Reasons, a bonus equal to the largest bonus received during the three years preceding the termination of employment multiplied by a fraction, which will not be less than 1, the numerator of which is the number of months remaining in his Employment Period and the denominator of which is 12, or, if his employment is terminated for one of the Enumerated Reasons, a bonus equal to the amount that would have been paid if it were assumed his employment had continued to the end of the year and it were assumed all performance targets and goals were met multiplied by a fraction which shall not be less than 0, the numerator of which is the number of months remaining in the year through the date of termination and the denominator of which is 12.

     Assuming a Change in Control occurred on March 1, 1998, and his employment were terminated by the Company on that date for a reason other than an Enumerated Reason, Mr. Jenkins would have been eligible to receive a bonus of $2,855,664. In addition, he would have been entitled to receive 91,000 shares of restricted stock and the 157,500 unexercisable stock options held by him would have become fully exercisable. Mr. Jenkins also would have been entitled to have his base salary continued for the Employment Period which would result in payments during that time totaling $1,808,333 and he would have been entitled to continue to receive incentive compensation and other personal benefits. He also immediately would become fully vested in a benefit which, as stated above, would be calculated as though he had accrued 20 years of participation in the Retirement Plan, which benefit would be payable under the Retirement and Supplemental Retirement Plans and under his retirement agreement, as discussed on pages 12 and 13.

     On July 20, 1989, the Company entered into an employment agreement with Mr. Donovan, which agreement was amended on August 7, 1990. On February 21, 1995 and June 18, 1996, the Company entered into employment agreements with Messrs. Thomas and McKenna, respectively, which are substantially identical to Mr. Donovan's employment agreement, as amended. The three agreements are hereinafter collectively referred to as the "Employment Agreement." The rights and obligations set forth in the Employment Agreement arise for a period of up to three years following a Change in Control (the "Term") provided the Change in Control occurs during the "Protected Period" defined in the Employment Agreement. The Employment Agreement sets forth the terms and conditions of the executive's employment, annual base salary and participation by the executive in the Company's benefit plans. If the executive's employment is terminated during the Term (a) by the Company other than for "Cause" (as defined in the Employment Agreement), (b) by the executive for "Good Reason" (as defined in the Employment Agreement) or (c) by the executive for any reason or without reason during the 60-day period which commences on the date six months following a Change in Control, he will be entitled to receive (w) a "Pro-Rata Bonus" (as defined in the Employment Agreement), (x) a lump sum cash payment equal to three times the sum of his base salary and bonus (the base salary at least equal to his base salary in effect prior to a Change in Control and the bonus equal to the "Bonus Amount" as defined in the Employment Agreement), subject to certain adjustments,
(y) continuation of life insurance, disability, medical, dental and hospitalization benefits for a period of up to 36 months and (z) a lump sum cash payment reflecting certain retirement benefits he would have been entitled to receive had he remained employed by the Company for an additional three years, subject to certain adjustments.

     In addition, under the Employment Agreement all restrictions on any outstanding incentive awards will lapse and become fully vested, and all outstanding stock options shall become fully vested and immediately exercisable. The Employment Agreement also provides that the Company will pay all legal fees and related expenses incurred by the executive arising out of his employment or termination of employment if, in general, the circumstances for which he has retained legal counsel occurred on or after a Change in Control. Under the Employment Agreement, the Company also is required to make an additional "gross-up payment" to the executive to fully offset the effect of any excise tax imposed under Section 4999 of the Code on any payment made to him under the Employment Agreement, the 1982 and 1989 Restricted Stock Plans, the Stock Incentive Plan, or any other incentive compensation or bonus plan (the "Gross-up"). The amount of the Gross-up, if any, may be substantial and will depend upon numerous factors, including the price per share of the Common Stock of the Company and the extent, if any, that payments or benefits made to the executive constitute "excess parachute payments" within the meaning of Section 280G of the Code.

     Assuming a Change in Control occurred on March 1, 1998, and their employment was terminated on that date, the approximate amount of cash payments that would have been made pursuant to the Employment Agreement as described above (other than the Gross-up Payment, if applicable) would have been $3,166,884 for Mr. Thomas, $4,422,215 for Mr. McKenna and $2,672,066 for Mr.
Donovan. The number of shares of restricted stock they would have been entitled to receive and the number of unexercisable stock options which would have become fully exercisable as a result of the Change in Control would have been 34,000 shares and 60,000 stock options for Mr. Thomas, 30,400 shares and 58,000 stock options for Mr. McKenna, and 42,000 shares and 60,000 stock options for Mr. Donovan. In addition, personal benefits would continue for the term of the Employment Agreement, and as set forth above, each of the executives would also have for a period of up to 36 months continued life insurance, disability, medical, dental and hospitalization benefits. The retirement benefit to which each of the executives would be entitled would be paid pursuant to the Retirement and Supplemental Retirement Plans as discussed on pages 12 and 13 of this proxy statement.

     In general, for purposes of the Jenkins Agreement, each Employment Agreement and the Stock Incentive Plan, a Change in Control is defined as any of the following events: (a) the acquisition (other than from the Company) by any person (as defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended [the "1934 Act"]) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 33% or more of the combined voting power of the Company's then-outstanding voting securities; (b) the individuals who, as of the date the agreements were executed, are members of the Company's Board of Directors (the "Incumbent Board"), cease for any reason to constitute a majority of the

Board, unless the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of a majority of the Incumbent Board; or (c) approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 67% of the combined voting power of the then-outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company. A Change in Control shall not be deemed to occur by reason of an acquisition referred to in clause (a) above because 33% or more of the combined voting power of the Company's then-outstanding securities is acquired by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (y) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     In conjunction with his December 31, 1997, retirement, the Company entered into an agreement with Mr. Schilling under which he will provide consulting services for 18 months at $25,000 per month. In addition, it provides for the payment of certain benefits incidental to his retirement and for the accelerated vesting of his stock options and restricted stock.

     The Company also maintains a consulting agreement with Mr. O'Hare which became effective April 15, 1997. The agreement covers a three-year period and provides for the payment of an annual fee of $360,000.

                     TRANSACTIONS AND LOANS WITH MANAGEMENT

     Since the beginning of 1997 through February 13, 1998, the following executive officers sold to the Company shares of the Company's common stock which they owned: Mr. Donovan -- 18,312 shares ($863,145); Mr.
Schilling -- 6,000 shares ($286,625); and DeWayne J. Fellows, Vice President and Controller -- 1,320 shares ($76,395).

     Effective October 1, 1992, the Company discontinued making loans under its 1984 Elected Officers' Loan Program but allowed existing loans to continue to maturity. As of February 26, 1998, the following executive officers had loans outstanding in excess of $60,000: Mr. Donovan -- $957,000; and Mr.
Fellows -- $215,000. Mr. Schilling also has a loan outstanding of $870,000. The interest rate charged on each of the loans is 5.89 percent, and they will mature on September 1, 2000. The loans are fully collateralized. The indicated amounts were the largest amounts outstanding during 1997.

                          PERFORMANCE GRAPH AND TABLE

     The following performance graph and table compare the five-year cumulative total stockholder return, assuming reinvestment of dividends, on $100 invested on December 31, 1992, in each of Sundstrand Corporation common stock, Standard & Poor's 500 Stock Index, Standard & Poor's Aerospace/Defense Index and Standard & Poor's Diversified Manufacturing Index. The Standard & Poor's Aerospace/Defense and Diversified Manufacturing Indices were selected as properly reflecting the Company's involvement in the aerospace market and industrial market segments, the sales of which segments were 57.1% and 42.9%, respectively, of the Company's total sales in 1997.

                               Performance Graph

---------------------------------------------------------------------------------------------------------------------
  COMPANY/INDEX                  1992           1993           1994           1995           1996           1997
---------------------------------------------------------------------------------------------------------------------
  Sundstrand                     $100           $108           $120           $189           $232           $279
  S&P 500                        $100           $110           $112           $154           $189           $252
  S&P Aerospace/Defense          $100           $130           $139           $230           $297           $308
  S&P Diversified Mfg.           $100           $121           $124           $175           $234           $322
---------------------------------------------------------------------------------------------------------------------

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers to file reports with the Securities and Exchange Commission and the New York Stock Exchange indicating their beneficial ownership of the Company's common stock.

     Based upon a review of forms which were received with respect to 1997, the Company believes that all Section 16(a) filing requirements applicable to its directors and officers have been met, except that Ward Smith, J. P. Bolduc, Klaus H. Murmann, Berger G. Wallin and Richard A. Abdoo each filed one late report on Form 4 covering shares issued to them under the Company's Nonemployee Director Compensation Plan and options granted to them under the Company's Nonemployee Director Stock Option Plan.

                        OTHER BUSINESS TO BE TRANSACTED

     The election of directors is the only business which management knows will be presented at the Annual Meeting. If any other matter is properly brought before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their judgment on such matters.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Ernst & Young LLP were the Company's independent certified public accountants for 1997 and have been selected as its independent certified public accountants for 1998. Representatives of Ernst & Young will be present at the Annual Meeting and will be given the opportunity to make any comments they wish and to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Annual Meeting in 1999 and to be included in the Company's 1999 Proxy Statement must be received by the Company not later than November 13, 1998.

     If you will be unable to be present at the 1998 Annual Meeting, you are urged to date, sign and return the enclosed proxy card so that your shares are represented at the meeting.

                                            By order of the Board of Directors,

                                                  MARY ANN HYNES,
                                                     Secretary

Rockford, Illinois
March 13, 1998

                        PROXY/VOTING INSTRUCTION CARD
                            SUNDSTRAND CORPORATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON APRIL 21, 1998

The undersigned hereby appoints Robert H. Jenkins and Paul Donovan as proxies, with powers to be exercised by both or either of them, and with full power of substitution, to vote as designated on the reverse side all common stock of SUNDSTRAND CORPORATION according to the number of shares the undersigned is entitled to vote if personally present at the Annual Meeting of Stockholders of Sundstrand Corporation to be held in the Auditorium at Northern Illinois University, Rockford Education Center, 8500 East State Street, Rockford, Illinois, on April 21, 1998, at 11:00 a.m., Central Time or at any adjournment thereof.

 YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON
                              THE REVERSE SIDE.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.


                (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            SUNDSTRAND CORPORATION
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.     / /

This Proxy will be voted in accordance
with the directions given.  The Board of
Directors recommends a vote "FOR" Proposal 1.                          FOR ALL
If no choice is indicated, this Proxy                   FOR  WITHHOLD  (Except Nominee(s)
will be voted "FOR" Proposal 1.                         ALL     ALL    written below)          2.  In their discretion, the proxies
                                                        / /     / /         / /                    are authorized to vote upon such
1.  ELECTION OF DIRECTORS--                                                                        other business as may properly
    Nominees: Ward Smith, J.P. Bolduc,                                                             come before the meeting or any
    Gerald Grinstein and Robert H. Jenkins                                                         adjournment thereof.

-------------------------------------------------

                                                                                                      The undersigned hereby
                                                                                                      acknowledges receipt of the
                                                                                                      1998 Notice of Annual
                                                                                                      Meeting and Proxy Statement.

                                                                                                      Signature(s)
                                                                                                                  ------------------

                                                                                                      ------------------------------
                                                                                                      (Please sign your name exactly
                                                                                                      as imprinted.  In case of
                                                                                                      multiple or joint ownership,
                                                                                                      all should sign.  Persons
                                                                                                      signing in a Fiduciary
                                                                                                      capacity should include their
                                                                                                      position.)

                                                                                                        Dated:                  1998
                                                                                                              -----------------,

--------------------------------------------------------------------------------
                         / \  FOLD AND DETACH HERE / \


                            YOUR VOTE IS IMPORTANT!


           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.